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                                                                   EXHIBIT 11

                            AMERICAN GREETINGS CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS


                          Computation of Earnings Per Share
                          ---------------------------------

                                         Twelve Months Ended February 28 or 29
                                         -------------------------------------


                                            1994         1993        1992
                                            ----         ----        ----
          Average number of common
           shares outstanding            73,809,132   72,440,114   69,514,436
                                         ==========   ==========   ==========

          Net income (thousands)           $113,702     $112,288      $97,462
                                         ==========   ==========   ==========

          Earnings per share                  $1.54        $1.55        $1.40
                                         ==========   ==========   ==========


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              Computation of Fully-Diluted Earnings Per Share (a)
              ---------------------------------------------------

                                        Twelve Months Ended February 28 or 29,
                                        --------------------------------------

                                              1994         1993        1992
                                              ----         ----        ----
          Average number of common
           shares outstanding on
           a fully diluted basis
           assuming exercise of
           stock options based on
           the treasury stock method
           using the year-end price
           which was higher than
           the average market price      75,155,155   73,456,782   70,630,776
                                         ==========   ==========   ==========

          Net income (thousands)           $113,702     $112,288      $97,462
                                         ==========   ==========   ==========

          Fully-diluted earnings
           per share                          $1.51        $1.53        $1.38
                                         ==========   ==========   ==========


           (a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.


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                                     E-15